Vycor Medical, Inc. Announces Leadership Change, Appoints
New Chief Executive Officer

BOCA RATON, FL (July 2, 2012) – Vycor Medical, Inc. (“Vycor”) (OTCBB—VYCO) today announces that Richard P. Denness will be joining Vycor as its new Chief Executive Officer, replacing Ken Coviello on his departure following a transition period; Ken will retain a role with the company on a consultancy basis. Since the acquisitions of NovaVision, Inc. and Sight Science Limited, Vycor has become an international group of greater complexity with several businesses. Richard Denness is a healthcare executive with global experience who has held senior management positions at UCB, Inc., Schwarz Pharma US, Schering-Plough and IVAX Corporation.

Kenneth T. Coviello, the Chief Executive Officer of Vycor, has played a crucial role in the development of Vycor and its VBAS product line, which has been achieving excellent growth and progress in US and international markets. Ken had indicated to the Board a desire to pursue personal interests and pass the role onto a new executive to take Vycor forward to the next level, once an appropriate successor could be found.

Adrian Liddell, Chairman of Vycor stated: “We are delighted to welcome Richard as the new CEO of Vycor; Richard has the operations, strategic, and management leadership experience required to run a fast moving healthcare company such as Vycor. We believe he is ideally equipped to take Vycor forward into the next exciting phase of its development. At the same time, Vycor owes a huge debt of gratitude to Ken, who has led the company from inception and we wish him all the best with his future plans”.

About Vycor Medical, Inc.

With corporate headquarters in Boca Raton, FL, Vycor Medical, Inc. (VYCO.OB) is a medical device company committed to making neurological brain, spinal and other surgical procedures safer and more effective.  The company’s flagship, Patent Pending ViewSite™ Surgical Access Systems represent an exciting new minimally invasive access and retraction system that holds the potential for speedier, safer and more economical brain, spinal and other surgeries and a quicker patient discharge.  Vycor’s innovative medical instruments are designed to optimize neurosurgical site access, reduce patient risk, accelerate recovery, and add tangible value to the professional medical community. Vycor is ISO 13485:2003 compliant, has FDA 510(K) clearance for brain and spine surgeries, and CE Marking and HPB licensing in Canada.

Vycor Medical’s subsidiary, NovaVision, Inc., researches, develops and provides science-driven vision-based neurostimulation therapy and other medical technologies that help to improve sight in patients with neurological vision impairments. The company’s proprietary, Visual Restoration Therapy (VRT) platform is clinically supported to improve lost vision resulting from stroke, traumatic brain injury (“TBI”), or other acquired brain injury, and has been 510(K) cleared to be marketed in the US by the FDA. VRT can be prescribed by any ophthalmologist, optometrist, neurologist or physiatrist. NovaVision, through its subsidiary Sight Science, also provides Neuro-Eye Therapy (NeET), aimed at increasing visual sensitivity deep within the field defect. NovaVision also provides a fully portable and ADA-compliant Head Mounted Perimeter (HMPTM) which aids in the detection and measurement of visual field deficits

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com or www.novavision.com.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast", "anticipate", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

###